SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Registrant is amending its Current Report on Form 8-K previously filed on February 3, 2015 (the “Original Filing”), to include in the Recitals to Exhibit 99.2 the number of shares beneficially owned by Maltese Capital Management. The number of shares was inadvertently omitted from Exhibit 99.2 to the Original Filing which has not been modified in any other respect.

Item 1.01 Entry Into a Material Definitive Agreement

On February 2, 2015, HopFed Bancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement to purchase 534,943 shares of the Company’s common stock at a price of $13.50 per share from Maltese Capital Management, LLC and affiliates (collectively, the “Seller”). The shares represent approximately 7.4% of the Company’s outstanding shares.

On February 2, 2015, the Company also entered into a Standstill Agreement with the Seller which restricts the Seller or any of its affiliates and persons or entities acting in consent with it from acquiring or offering to acquire shares of the Company’s common stock, either directly or indirectly, for a period of three years from the date of the Agreement unless terminated prior to such date by a written agreement between the parties.

Copies of the Stock Purchase Agreement dated February 2, 2015, and the Standstill Agreement dated February 2, 2015, are attached to the Report as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The Company intends to use the shares at a later date for general corporate purposes and employee benefit plans.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith

Exhibit	Description

Exhibit 99.1*	Stock Purchase Agreement, dated as of February 2, 2015, between HopFed Bancorp, Inc. and Maltese Capital Management, LLC.

Exhibit 99.2	Standstill Agreement, dated as of February 2, 2015, between HopFed Bancorp, Inc. and Maltese Capital Management, LLC.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: February 4, 2015	By:	/s/ John E. Peck
John E. Peck President and Chief Executive Officer